                          INFORMATION ADVANTAGE, INC.

                            EMPLOYMENT AGREEMENT
                             WITH LARRY J. FORD


     THIS AGREEMENT is entered into effective as of the 19th day of April, 1995, by and between INFORMATION ADVANTAGE, INC., a Minnesota corporation (the "Company"), and LARRY J. FORD, a Connecticut resident ("Executive").

     WHEREAS, the Company desires to engage Executive in the position of President and Chief Executive Officer;

     WHEREAS, Executive possesses certain unique skills, talents, contacts, judgment and knowledge of the Company's businesses, strategies, ethics and objectives; and

     WHEREAS, Executive desires to be employed by the Company as its President and Chief Executive Officer and to be assured of reasonable tenure and terms and conditions of employment with the Company; and

     WHEREAS, both parties recognize the critical importance to the Company, its employees and investors, of preserving the confidentiality of the Company's trade secrets and confidential information and of protecting the Company against competition from former executives or other key employees of the Company following their separation from the Company;

     NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. EMPLOYMENT AND TERM. Subject to the terms and conditions herein provided, the Company hereby hires Executive, and Executive hereby accepts employment by the Company for a term commencing as of the date hereof and continuing for a minimum of one (1) year thereafter. The employment term shall automatically extend for an additional one (1) year following the expiration of each employment year (May 1 through April 30 of each year) unless, on or before April 1 of each year, one party has notified the other party in writing that this Agreement will not be extended for an additional year. In the event of such a notification, the employment term of Executive will expire at the expiration of the initial one (1) year employment term, or any extended term hereunder as the case may be, without further obligation for either party, except as described elsewhere in this Agreement or in any stock option agreements then in effect between the Company and Executive. In addition, the Company may terminate the employment of Executive upon thirty (30) days notice, without cause, provided Company pays Executive severance pay as described in paragraph 3.c. of this Agreement.

     Notwithstanding the foregoing, Company may terminate Executive's employment for cause without notice and without further obligation of any kind to Executive. For purposes of this Agreement, "cause" means (a) an act or acts of personal dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Company, (b) repeated violations by Executive of his obligations which are demonstrably willful and deliberate on Executive's part and which are not remedied within a reasonable period after Executive's receipt of written notice of such violations from the Company, (c) the willful engaging by Executive in illegal conduct that is materially and demonstrably injurious to the Company, (d) sexual harassment by Executive of any other employee of the Company, as determined by a court of competent jurisdiction, or (e) illegal use of drugs. No act, or failure to act, on Executive's part shall be considered "dishonest", "willful" or "deliberate" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

     It is further agreed that the term of Executive's employment under this Agreement shall automatically terminate in the event of Executive's death. In the event Executive becomes mentally or physically disabled during the term of employment hereunder, his employment under this Agreement shall terminate as of the date such disability is established. As used in this subparagraph, the term "disabled" means suffering from any mental or physical condition, other than the illegal use of drugs, which renders Executive unable to perform substantially all of Executive's duties and services under this Agreement in a satisfactory manner (an "impaired condition") for a period of ninety (90) consecutive days. The date that Executive's disability is established shall be the ninety-first
(91st) day upon which such impaired condition exists. Upon termination for disability, Executive shall be entitled to receive continuation of his base salary (as herein defined) for a period of one hundred eighty (180) days after the date of such termination. If Company maintains a disability policy covering Executive, then the amount of payments to be made by Company to Executive pursuant to this provision shall be reduced by any amounts so paid to Executive under any such insurance policy.

     2. DUTIES AND REPRESENTATIONS OF EXECUTIVE. During Executive's employment hereunder, he shall serve as Company's President and Chief Executive Officer and will have the day-to-day responsibility for making decisions relating to all aspects of the Company's affairs, including product development, financing, marketing, sales and service programs, and personnel assignment and management, and shall have authority to and shall perform such functions and exercise such powers and duties as are customary for such position, subject always to the control of the Company's Board of Directors. Executive shall devote his full time, attention, knowledge and skill exclusively to the loyal service of Company and shall perform all duties reasonably assigned to him by said Board of Directors. Additionally, Executive shall do such traveling as may reasonably be required by the Company in connection with the performance of his duties and responsibilities. Executive represents and warrants to the Company that (a) his acceptance of employment under this Agreement and his performance of the duties contemplated herein are not in conflict with any obligation, undertaking or agreement between Executive and any third party including, without limitation, any of Executive's former employers, and
(b) he has not and will not, during the course of his employment with the Company, disclose or utilize without permission any confidential or proprietary information, trade secrets, materials, documents, or property owned by any third party including, without limitation, any of Executive's former employers.

     3. COMPENSATION. The Company shall pay to Executive the following compensation beginning on May 1, 1995 (or such earlier date as Executive shall commence employment:

          a. BASE SALARY. The Company shall pay to Executive an annual base salary of One Hundred Seventy-Five Thousand Dollars ($175,000), payable in periodic installments in accordance with the standard payroll practices of Company in effect from time to time. Executive's base salary shall be reviewed for potential adjustment on the basis of performance from time to time.

          b. BONUSES. Bonuses shall be paid to Executive as the Board of Directors of the Company may determine in its discretion from time to time. For calendar year 1995, Executive's bonus target shall be based on an annualized amount of $75,000, which amount shall be pro rated on the basis of the period of employment during the calendar year or $56,250 for such partial year. Executive's bonus shall be tied to achievement of the business plan and other periodic objectives established by the Company's Board of Directors.

          c. SEVERANCE PAY. In the event the Company gives notice to the Executive that this Agreement will not be extended or upon termination of the Executive's employment by the Company, other than for cause as defined in paragraph 1, the Executive shall be entitled to receive his then current base salary for an additional six (6) months following the date of termination, to be paid as though the employee had remained in the employ of the Company. The severance pay shall be in lieu of any other compensation of any other kind otherwise payable to the Executive under this Agreement. Executive shall not be entitled to severance pay if the Executive voluntarily terminates employment with the Company or gives notice of nonrenewal pursuant to paragraph 1 above. However, if Executive's employment is terminated with the Company without cause following a "change of control" of the Company (defined to mean the acquisition by a person not currently a shareholder of the Company of shares of Company stock representing more than fifty percent (50%) of the voting power of the outstanding shares) Executive will be entitled to receive his then current base salary for an additional twelve (12) months following the date of termination.

          d. STOCK OPTION PLAN. Executive and Company shall enter into two separate Incentive Stock Option Agreements pursuant to the Company's 1992 Stock Option Plan, each agreement to be dated effective May 1, 1995, whereby Executive is granted two sets of Incentive Stock Options to purchase shares of Company's common stock, which Agreements are attached hereto as Exhibit "A (1)" (providing for a 5 year vesting schedule) and "A (2)" (providing for a 10 year vesting schedule). Company is in the process of raising additional equity through an offering of convertible preferred stock, which offering Company intends to conclude within the next three (3) months (the "Offering"). The parties agree that Executive shall receive options to purchase a total number of shares of common stock equal to 5% of the aggregate outstanding number of shares of common and preferred stock as determined on a post-Offering and fully diluted basis ("Option Shares"); provided that the dollar amount of the Offering taken into account for purposes of computing the number of Option Shares shall not exceed $6,000,000, including the conversion of $2,000,000 of convertible bridge financing extended to the Company. Upon conclusion of the Offering
     Company and Executive shall enter into the Incentive Stock Option Agreements. The Option Shares granted shall be split as follows: (i) an option representing eighty percent (80%) of the Option Shares shall be in the form of Exhibit A (1); and (ii) an option representing twenty percent (20%) of the Option Shares shall be in the form of Exhibit A (2).

          e. RELOCATION EXPENSE REIMBURSEMENT. The Company will reimburse Executive for up to Twenty-Five Thousand Dollars ($25,000) of out-of-pocket moving and relocation expenses relating to the relocation of Executive's personal residence from Greenwich, Connecticut to the Twin Cities Area, including real estate brokers' fees, closing costs relating to the purchase and sale of personal residences and house hunting expenses, any income tax costs incurred by Executive as a result of the nondeductibility of any of the expenses for which he receives reimbursement from the Company pursuant to this paragraph, and temporary housing and living expenses. In addition, the Company will reimburse Executive for one trip for Executive and his wife for an initial house hunting trip. If during the first employment year of the term of this Agreement Executive's employment is terminated:
     (i) by Company without cause; or (ii) as a result of death or disability of Executive, then Company will reimburse Executive, or his estate, for up to Fifteen Thousand Dollars ($15,000) of out-of-pocket moving and relocation expenses relating to the relocation of Executive's family residence from the Twin Cities to Greenwich, Connecticut.

     4. ADDITIONAL BENEFITS. Executive shall be entitled to those additional Company benefits and perquisites which may be customarily made available to other executive employees of the Company. Without limiting the foregoing, Executive shall be eligible to participate in any pension plan, or group life, health or accident insurance, or any such other plan or policy which may presently be in effect or which may hereafter be adopted by Company for the benefit of its executive employees and corporate officers generally. Furthermore, Executive shall be entitled to the following additional benefits:

          a.   EXPENSE REIMBURSEMENT.   During the term of Executive's
     employment under this Agreement, the Company shall bear reasonable and ordinary business expenses incurred by Executive in performing his duties, including travel and living expenses while away from home on business in the service of the Company, long distance home telephone expenses, provided that Executive accounts promptly for such expenses to the Company in the manner reasonably prescribed from time to time by the Company.

          b. VACATION. During the term of Executive's employment under this Agreement, Executive shall be entitled to take up to three (3) weeks of vacation per year with pay, at such times as shall be mutually convenient to Company and Executive. Vacation time must be used within the applicable employment year and may not be accumulated.

     5. CONFIDENTIALITY. Executive hereby agrees to sign the Company's Confidentiality and Inventions Agreement, a copy of which is attached hereto as Exhibit "B" and by this reference incorporated herein. All of Company's trade secrets, and all other confidential information, including, but not limited to, any patents, copyrights, processes, technology, machines, equipment, material, ideas, concepts, techniques, conditions of operation, or customer lists, relating to the business of Company shall be the sole property of Company, and Company shall have exclusive rights to such property, and the Executive acknowledges and agrees that any information or data Executive has received concerning such trade secrets and/or confidential information was received by Executive in confidence and as a fiduciary of Company. Executive shall not divulge to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, or use in any manner, directly or indirectly, for any purpose whatsoever, any of the trade secrets or confidential information of Company, except in Company's best interest. In addition, Executive will use reasonable and prudent care to safeguard, protect and prevent the unauthorized use and disclosure of confidential information. The obligations contained in this paragraph will survive for as long as the Company in its sole judgment considers the information to be confidential information.

     6. RETURN OF PROPRIETARY PROPERTY. Executive agrees that all property in Executive's possession belonging to Company, including, without limitation, all documents, reports, manuals, memoranda, computer printouts, customer lists, credit cards, keys, identification, products, access cards and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if Executive authored, created or assisted in authoring or creating such property. Executive shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

     7. KEY-MAN INSURANCE. Executive agrees that Company may add additional "Key-Man" life and/or disability insurance on his life. Company will pay premiums and be the beneficiary. In addition, Executive agrees to submit to the usual and customary medical examination and otherwise to cooperate with Company in connection with the procurement of any such insurance, and any claims thereunder. In addition, Company agrees to pay all expenses, not to exceed $3,500 per year, for Executive's current Term Insurance Policy in place. The Key-Man life insurance policy upon the life of Executive to be procured by the Company shall provide for a benefit payable to beneficiaries designated by Executive.

     8. RESTRICTIVE COVENANT. Executive acknowledges that the Company needs to be protected against the potential for unfair competition and impairment of the Company's goodwill by Executive's use of the Company's training, assistance, confidential information and trade secrets in direct competition with the Company. Executive therefore agrees that for the greater of (a) six months, or
(b) the period of time that Executive is entitled to receive severance pay from the Company pursuant to paragraph 3.c. of this Agreement, Executive shall not operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner as an independent contractor, consultant or otherwise, with any person or organization engaged in any business activity which is the same as, similar to, or competitive with any business of the Company or any successor of the Company as of the expiration or termination date of this Agreement within the states of the United States of America. Executive expressly agrees the provisions of this paragraph 8 shall survive the expiration or the termination of this Agreement, whether such termination be voluntary or involuntary or with or without cause.

     Executive agrees that in addition, but not to the exclusion of any other available remedy, Company shall have the right to enforce the provisions of this non-competition agreement by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor. In any such court action, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

     9. COVENANT NOT TO RECRUIT. Executive recognizes that Company's work force constitutes an important and vital aspect of its business. Executive agrees that for a period of two (2) years following the expiration or termination of this Agreement for any reason whatsoever, he shall not solicit, or assist anyone else in the solicitation of, any of the Company's then current employees to terminate their employment with the Company, and to become employed by any business enterprise with which the Executive may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise.

     10. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign this Agreement nor any rights hereunder. Any purported or attempted assignment or transfer by Executive of this Agreement or any of Executive's duties, responsibilities or obligations hereunder shall be void.

     11. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing, shall be deemed to have been duly given on the date of service if personally served on the parties to whom notice is to be given, or on the second day after mailing if mailed to the parties to whom notice is given, by first class mail, postage prepaid, and properly addressed as follows:

     If to Company, at:

          INFORMATION ADVANTAGE, INC.
          Attn: Jay H. Wein
          One Corporate Center, Suite 500
          7401 Metro Boulevard
          Edina, MN  55439

     If to Executive, at:

          LARRY J. FORD
          18 Hedgerow Lane
          Greenwich, CT  06831


     Any party may change the address for the purpose of this paragraph by giving the other written notice of the new address in the manner set forth above.

     12. CONSTRUCTION AND SEVERABILITY. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Minnesota. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not in any way affect the legality or validity of any other provision hereof, It is the intention of the parties hereto that Company be given the broadest possible protection respecting its confidential information and trade secrets and respecting competition by Executive following his separation from the Company.

     13. ARBITRATION. Except as provided in subparagraph 13.b. below, any claims or disputes of any nature between the parties arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, pursuant to the Association's rules for commercial arbitration.

          a. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons whom each party intends to call as witnesses at the hearing.

          b. This section shall have no application to claims by the Company asserting violation of or seeking to enforce, by injunction or otherwise, the terms of paragraphs 5, 6, 8 and 9 above. Such claims may be maintained by the Company in a lawsuit subject to the terms of paragraph 14 below.

     14. VENUE. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof shall be litigated only in the courts of the State of Minnesota, County of Hennepin. Executive waives any right Executive may have to transfer or change the venue of any litigation brought against Executive by the Company.

     15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between Company and Executive with respect to his employment by the Company and there are no undertakings, covenants or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Employment Agreement supersedes any and all prior understandings or agreements between the parties.

     16. COUNTERPARTS. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one in the same instrument.

     17. CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

     18. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the expiration of this Agreement or the termination of Executive's employment hereunder, shall continue in full force and effect, notwithstanding Executive's termination of employment hereunder or the expiration of this Agreement.

     19. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     20. RELIANCE BY THIRD PARTIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed and the Executive has hereunto set his name as of the day and year first above written.

EXECUTIVE:                               COMPANY:

                                         INFORMATION ADVANTAGE, INC.


/s/ Larry J. Ford                        By: /s/ Promod Haque
--------------------------------------      ---------------------------
Larry J. Ford                               Promod Haque
                                            Member of Board of Directors


                                         By: /s/ Joel H. Gottesman
                                            ---------------------------
                                            Joel H. Gottesman
                                            Member of Board of Directors

                             EXHIBIT "A (1) AND (2)"
                             TO EMPLOYMENT AGREEMENT
                               WITH LARRY J. FORD

                       INCENTIVE STOCK OPTION AGREEMENTS

                                 EXHIBIT "A (1)"

                           INFORMATION ADVANTAGE, INC.

                         INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, made this _____ day of April, 1995, by and between INFORMATION ADVANTAGE, INC., a Minnesota corporation (the "Company"), and LARRY
J. FORD (the "Optionee");

                              W I T N E S S E T H :

     WHEREAS, the Optionee on the date hereof is an employee of the Company or a Subsidiary of the Company;

     WHEREAS, to induce the Optionee to continue in its employ and to further the Optionee's efforts in its behalf, the Company desires to grant to the Optionee an incentive stock option to purchase shares of its Common Stock;

     WHEREAS, the Company's Board of Directors has adopted a stock option plan providing for the grant of incentive stock options known as the 1992 Stock Option Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, on the date hereof, the Company's Board of Directors (or, if so appointed and empowered by the Board, the Board's Stock Option Committee) authorized the grant of this incentive stock option to the Optionee;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee, on the date of this Agreement, an "ISO" option to purchase _______ shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Section 4.2 of the Plan.

     2. OPTION PRICE. During the term of this option, the purchase price for the shares of Option Stock granted herein is forty-five cents (45CENTS) per share (not less than the fair market value as of date of grant), subject only to adjustment of such price as provided in Section 4.2 of the Plan.

     3.   TERM OF OPTION.  Unless terminated earlier under the provisions of
Section 11 of the Plan, this option shall terminate as of the close of the business on April 30, 2005. Except as provided below and subject to the provisions of paragraph 11 of this Agreement, this option shall be exercisable as to one-fifth (1/5) of the total number of shares of Option

Stock commencing May 1, 1996 (the "First Year Vested Amount"), and as to an additional one-sixtieth (1/60) on the first day of each consecutive month thereafter, commencing June 1, 1996. If during the first employment year of the term of Optionee's employment agreement, Optionee's employment is terminated (i) by Company without cause, or (ii) as a result of death or disability of Optionee, then Optionee shall be vested in one-twelfth (1/12) of the First Year Vested Amount for each full calendar month of Optionee's employment (beginning May 1, 1995) prior to such termination. If the Optionee does not purchase in any month the full number of shares which the Optionee is entitled to purchase that month, the Optionee may purchase in any subsequent month such previously unpurchased shares in addition to those the Optionee is otherwise entitled to purchase.

     4. PERSONAL EXERCISE OF OPTIONEE. This option shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

     5. MANNER OF EXERCISE OF OPTION. This option is to be exercised by the Optionee (or by the Optionee's successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder and shall be accompanied by payment in full of the exercise price of the shares to be purchased at such time. Upon receipt of such notice and payment, subject to the provisions of paragraph 9 below, the Company shall deliver to the optionee certificates for the shares so purchased. Payment for shares of Option Stock may be made in the form of cash, certified check, Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its then "fair market value" as provided in the Plan. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     6. RIGHTS AS A SHAREHOLDER. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares.
No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.2 of the Plan.

     7. STOCK OPTION PLAN. The option evidence by this Agreement is granted pursuant to the Plan, a copy of which Plan is attached hereto or has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this option and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan or the Agreement otherwise provides.

     8. WITHHOLDING TAXES ON DISQUALIFYING DISPOSITION BY OPTIONEE. In the event of a disqualifying disposition of Option Stock by Optionee, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition or upon independently learning of such a disposition, the Company shall withhold from whatever payments are due Optionee appropriate state and federal income taxes as the Company determines may be required by law. In the event the Company is unable to withhold such taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under state or federal law.

     9. INVESTMENT PURPOSE. The Company requires as a condition to the grant and exercise of this option that any stock acquired pursuant to this option is acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or in any applicable law, regulation or rule of any government or government agency. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.

     10. RESTRICTIONS ON COMMON STOCK ACQUIRED. No shares of Option Stock acquired by the Optionee hereunder shall be transferable prior to the Company's initial public offering except in connection with a sale or merger of the Company. Prior to such event, Optionee may offer shares acquired hereunder to the Company and the Company may, but shall not be obligated to, purchase all or any portion of the Option Stock at a price per share equal to the option price set forth in paragraph 2 hereof. All certificates evidencing Option Stock acquired by the Optionee shall bear a legend conspicuously appearing thereon stating that the shares may not be transferred and are subject to the restrictions set forth in this paragraph.

     11. SALES, MERGERS OR CHANGES IN CONTROL. Notwithstanding the provisions of paragraph 3 of this Agreement, this option shall become immediately exercisable in full upon the happening of either of the following events: (a) the sale of the Company of substantially all of its assets and the consequent discontinuance of its business, or (b) a "change in control" of the Company (defined to mean the acquisition by a person or entity not currently a shareholder of the Company of shares of Company stock representing more than 50% of the voting power of the outstanding shares) which results in termination of Optionee's employment, a substantial change in scope of the Optionee's employment responsibilities, or job relocation. In the event of a change of control, this option shall be exercisable by Optionee for a period of twelve
(12) months after the effective date of such change of control. If the Company is a party to an agreement providing for a consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary or a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (any such occurrence is hereinafter referred to as an "Event"), the Company agrees that the Optionee shall have the right thereafter upon payment of the option price, to exercise this Option to purchase the kind and amount of shares of stock and other securities and property receivable by the shareholders of the Company upon such Event, if any, which the Optionee would have received had this option been exercised immediately prior to such Event. The option price shall remain in the aggregate amount as provided in paragraph 2 hereof and shall be allocated as determined by the Board of the Company as appropriate to such other stock and other securities and property. Upon any such Event, the Company agrees to amend this option to reflect the changes to the option price and stock or securities to be substituted for the Option Stock resulting from such Event.

     12. TERMINATION WITHOUT CAUSE. If Optionee's employment with the Company is terminated without cause (as defined in Optionee's employment agreement with Company), notwithstanding the provisions of Section 11 of the Plan, Optionee may exercise any Option granted hereunder, to the extent Optionee was entitled to exercise the Option on the date of such termination, for a period of six (6) months after the date of termination.

     13. SCOPE OF AGREEMENT. This Agreement shall bind and insure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by paragraph 4 hereof.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the date and year first above written.

OPTIONEE:                               COMPANY:

                                        INFORMATION ADVANTAGE, INC.

                                        By
---------------------------------          ---------------------------------
Larry J. Ford                              Its
                                               -----------------------------

                                EXHIBIT "A (2)"

                            INFORMATION ADVANTAGE, INC.

                         INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, made this _____ day of April, 1995, by and between INFORMATION ADVANTAGE, INC., a Minnesota corporation (the "Company"), and LARRY
J. FORD (the "Optionee");

                              W I T N E S S E T H :

     WHEREAS, the Optionee on the date hereof is an employee of the Company or a Subsidiary of the Company;

     WHEREAS, to induce the Optionee to continue in its employ and to further the Optionee's efforts in its behalf, the Company desires to grant to the Optionee an incentive stock option to purchase shares of its Common Stock;

     WHEREAS, the Company's Board of Directors has adopted a stock option plan providing for the grant of incentive stock options known as the 1992 Stock Option Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, on the date hereof, the Company's Board of Directors (or, if so appointed and empowered by the Board, the Board's Stock Option Committee) authorized the grant of this incentive stock option to the Optionee;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee, on the date of this Agreement, an "ISO" option to purchase _______ shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Section 4.2 of the Plan.

     2. OPTION PRICE. During the term of this option, the purchase price for the shares of Option Stock granted herein is forty-five cents (45CENTS) per share (not less than the fair market value as of date of grant), subject only to adjustment of such price as provided in Section 4.2 of the Plan.

     3.   TERM OF OPTION.  Unless terminated earlier under the provisions of
Section 11 of the Plan, this option shall terminate as of the close of the business on April 30, 2005. Except as provided below and subject to the provisions of paragraph 11 of this Agreement, this option shall be exercisable as to one-tenth (1/10) of the total number of shares of

Option Stock commencing May 1, 1996 (the "First Year Vested Amount"), and as to an additional one-one hundred twentieth (1/120) on the first day of each month consecutive month thereafter, commencing June 1, 1996. If during the first employment year of the term of Optionee's employment agreement, Optionee's employment is terminated (i) by Company without cause, or (ii) as a result of death or disability of Optionee, then Optionee shall be vested in one-twelfth (1/12) of the First Year Vested Amount for each full calendar month of Optionee's employment (beginning May 1, 1995) prior to such termination. If the Optionee does not purchase in any month the full number of shares which the Optionee is entitled to purchase that month, the Optionee may purchase in any subsequent month such previously unpurchased shares in addition to those the Optionee is otherwise entitled to purchase.

     4. PERSONAL EXERCISE OF OPTIONEE. This option shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

     5. MANNER OF EXERCISE OF OPTION. This option is to be exercised by the Optionee (or by the Optionee's successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder and shall be accompanied by payment in full of the exercise price of the shares to be purchased at such time. Upon receipt of such notice and payment, subject to the provisions of paragraph 9 below, the Company shall deliver to the optionee certificates for the shares so purchased. Payment for shares of Option Stock may be made in the form of cash, certified check, Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its then "fair market value" as provided in the Plan. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     6. RIGHTS AS A SHAREHOLDER. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares.
No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.2 of the Plan.

     7. STOCK OPTION PLAN. The option evidence by this Agreement is granted pursuant to the Plan, a copy of which Plan is attached hereto or has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this option and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan or the Agreement otherwise provides.

     8. WITHHOLDING TAXES ON DISQUALIFYING DISPOSITION BY OPTIONEE. In the event of a disqualifying disposition of Option Stock by Optionee, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition or upon independently learning of such a disposition, the Company shall withhold from whatever payments are due Optionee appropriate state and federal income taxes as the Company determines may be required by law. In the event the Company is unable to withhold such taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under state or federal law.

     9. INVESTMENT PURPOSE. The Company requires as a condition to the grant and exercise of this option that any stock acquired pursuant to this option is acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or in any applicable law, regulation or rule of any government or government agency. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.

     10. RESTRICTIONS ON COMMON STOCK ACQUIRED. No shares of Option Stock acquired by the Optionee hereunder shall be transferable prior to the Company's initial public offering except in connection with a sale or merger of the Company. Prior to such event, Optionee may offer shares acquired hereunder to the Company and the Company may, but shall not be obligated to, purchase all or any portion of the Option Stock at a price per share equal to the option price set forth in paragraph 2 hereof. All certificates evidencing Option Stock acquired by the Optionee shall bear a legend conspicuously appearing thereon stating that the shares may not be transferred and are subject to the restrictions set forth in this paragraph.

     11. SALES, MERGERS OR CHANGES IN CONTROL; INITIAL PUBLIC OFFERING . Notwithstanding the provisions of paragraph 3 of this Agreement, this option shall become immediately exercisable in full upon the happening of either of the following events: (a) the sale of the Company of substantially all of its assets and the consequent discontinuance of its business, or (b) a "change in control" of the Company (defined to mean the acquisition by a person or entity not currently a shareholder of the Company of shares of Company stock representing more than 50% of the voting power of the outstanding shares) which results in termination of Optionee's employment, a substantial change in scope of the Optionee's employment responsibilities, or job relocation. In the event of a change of control, this option shall be exercisable by Optionee for a period of twelve (12) months after the effective date of such change of control. If the Company is a party to an agreement providing for a consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary or a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this

Option) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (any such occurrence is hereinafter referred to as an "Event"), the Company agrees that the Optionee shall have the right thereafter upon payment of the option price, to exercise this Option to purchase the kind and amount of shares of stock and other securities and property receivable by the shareholders of the Company upon such Event, if any, which the Optionee would have received had this option been exercised immediately prior to such Event. The option price shall remain in the aggregate amount as provided in paragraph 2 hereof and shall be allocated as determined by the Board of the Company as appropriate to such other stock and other securities and property. Upon any such Event, the Company agrees to amend this option to reflect the changes to the option price and stock or securities to be substituted for the Option Stock resulting from such Event. Further, notwithstanding the provisions of paragraph 3 of this Agreement, in the event the Company makes an initial public offering of its common stock on or prior to May 1, 1997 (or such later time within six (6) months thereafter as the Company's underwriter suggests a postponement due to adverse stock market conditions in general) the vesting provisions of the Option Stock shall accelerated and this option shall be exercisable as to one-fifth (1/5) of the total number of shares of Option Stock commencing May 1, 1996, and as to an additional one-sixtieth (1/60) on the first day of each month consecutive month thereafter, commencing June 1, 1996.

     12. TERMINATION WITHOUT CAUSE. If Optionee's employment with the Company is terminated without cause (as defined in Optionee's employment agreement with Company), notwithstanding the provisions of Section 11 of the Plan, Optionee may exercise any Option granted hereunder, to the extent Optionee was entitled to exercise the Option on the date of such termination, for a period of six (6) months after the date of termination.

     13. SCOPE OF AGREEMENT. This Agreement shall bind and insure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by paragraph 4 hereof.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the date and year first above written.

OPTIONEE:                                 COMPANY:

                                          INFORMATION ADVANTAGE, INC.


                                          By
-----------------------------------         ----------------------------------
                                            Its
                                               -------------------------------

                                   EXHIBIT "B"
                              TO EMPLOYMENT AGREEMENT
                                WITH LARRY J. FORD

                    CONFIDENTIALITY AND INVENTIONS AGREEMENT

                    CONFIDENTIALITY AND INVENTIONS AGREEMENT


     I recognize that INFORMATION ADVANTAGE, INC., a Minnesota corporation, hereinafter called "Company", together with its subsidiaries, is engaged in (1) a continuous program of research and development respecting its business, present and future, including fields generally related to its business, and (2) providing consulting services to its customers and prospective customers with respect to the research and development programs of Company as they apply to products licensed or sold by the Company.

I understand that:

     A. As part of my job with Company, I am expected to make new contributions and inventions of value to Company.

     B. My employment creates a relationship of confidence and trust between me and Company with respect to any information of a confidential or secret nature: (1) applicable to the business of Company and its subsidiaries, and (2) applicable to the business of any customer of Company, which may be made known to me by Company or its subsidiaries or by any customer of Company or learned by me during the period of my employment (hereinafter called "Proprietary Information").

     C. By way of illustration, not limitation, Proprietary Information includes: (i) software licensed by the Company; (ii) trade secrets, processes, formulae, data, know-how, improvements, inventions and techniques; (iii) customer lists and related information; (iv) information concerning design, construction, configuration, size, dimensions, geometry, internal mechanisms, internal working and internal functions of software; (v) cost or expense of research, development, fabrication, manufacture, assembly, installation, developing, marketing, marketing surveys or analyses; and (vi) pricing or licensing, as well as other financial data pertaining to any and all present and/or future developments, processes or devices, or component parts thereof, relating to Company's business.

     In consideration of my employment or continued employment as the case may be and the compensation received from time to time, I hereby agree as follows:

     1. CONFIDENTIALITY OBLIGATION. At all times, both during my employment and after its termination, I will keep in confidence and trust the Proprietary Information. I will not use such Proprietary Information other than in the course of my work for Company, nor disclose any of such Proprietary Information or anything related thereto to any third party without the consent of Company.

     2. OBLIGATIONS UPON TERMINATION. In the event of the termination of my employment by me or by Company for any reason, I will deliver to Company all documents and data of any nature pertaining to my work and I shall not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

     3. OBLIGATIONS REGARDING INVENTIONS. With respect to information, inventories and discoveries, including improvements, developed, made or conceived by me, either alone or with others, at any time, within or without normal working hours, during my employment by the Company, arising out of such employment, or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by me) is considering engaging, I agree:

          (a) That all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the sole property of the Company.

          (b) To disclose promptly to an authorized representative of the Company all information, inventions and discoveries, and all information in my possession as to possible applications thereof to industry and other uses thereof or therefor.

          (c) Not to file any patent applications or copyright registrations relating to any such invention or discovery except with the prior consent of an authorized representative of the Company.

          (d) At the request of the Company, and without expense to me, to execute such documents and perform such other acts as the Company deems necessary to obtain patents or to register copyrights on such inventions and discoveries in any jurisdiction or jurisdictions and to assign to the Company or its designees such inventions and discoveries and any patent applications, whether or not active, any patents relating thereto, and any copyrights therein.

     4. EXCEPTIONS. My obligation to assign inventions to the Company does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and was developed entirely on my own time, and (a) which does not relate (1) to the business of the Company or (2) to the Company's actual or demonstrable anticipated research or development, or (b) which does not result from any work performed by me for the Company.

     5. EXISTING INVENTIONS. As a matter of record, I attach hereto a complete list of inventions which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment, which I desire to remove from the operation of this agreement; and I covenant that such list is complete. If no such list is attached to this agreement, I represent that I have not made, conceived or reduced to practice any such inventions and improvements at the time of signing this agreement.

     6. PRESUMPTION REGARDING DATE OF INVENTION. If any application for any United States or foreign patent related to or useful in the business of Company or its subsidiaries or any customer of Company shall be filed by me or for me during the period of (1) year after the termination of my employment, the subject matter covered thereby shall be presumed to have been conceived during my employment with Company.

     7. OTHER CONFIDENTIALITY AGREEMENTS. I represent that my performance of all the terms of this agreement, and as an employee of Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with Company and I agree not to enter into any agreement either written or oral in conflict herewith.

     8. EFFECTIVE DATE. This agreement shall be effective as of the first day of my employment by Company.


Dated:  4/19/95                               /s/ Larry J. Ford
                                              ------------------------------
                                              Signature of Employee


INFORMATION ADVANTAGE, INC.


By:       /s/ Joel H. Gottesman
    -------------------------------
Its:           Director
    -------------------------------













                                              3